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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 10, 1999 relating to the financial statements and financial statement schedule of eLoyalty Corporation and our report dated December 21, 1999 relating to the financial statements of The Bentley Group, Inc., which appear in the Registration Statement on Form S-1 of eLoyalty Corporation dated February 8, 2000 ("Form S-1"). We also consent to the reference to us under the heading "Experts" in such Form S-1.



PricewaterhouseCoopers LLP

Chicago, Illinois
February 9, 2000